Exhibit 23.1

Consent of Independent Certified Public Accountants

The Board of Directors
Primus Knowledge Solutions, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/S/    KPMG LLP

Seattle, Washington
June 14, 2002